UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 18, 2022

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
347 Riverside Avenue
Jacksonville, Florida 32202
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
0.125% Senior Notes due 2022	FIS22C	New York Stock Exchange
0.750% Senior Notes due 2023	FIS23A	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On October 18, 2022, Fidelity National Information Services, Inc. issued a press release which included preliminary estimates of financial results for the three months ended September 30, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information included in this Item 2.02, including the accompanying exhibits to the extent related to such preliminary estimates, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

The financial results presented in the attached press release are preliminary, based upon the Company’s estimates and are subject to revision based upon its financial closing procedures and the completion of its financial statements. As a result, investors should exercise caution relying on this information and should not draw any inferences from this information regarding financial or operating data not provided.

Forward-Looking Statements

The attached press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes and other statements about our expectations, beliefs, intentions, or strategies regarding the future are forward-looking statements. These statements relate to future events and our future results and involve a number of risks and uncertainties. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

•changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, a recession, intensified international hostilities, acts of terrorism, increased rates of inflation, changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;

•competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers; and

•other risks detailed in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, in our quarterly reports on Form 10-Q and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2022, Fidelity National Information Services, Inc. (the “Company”) announced that Gary A. Norcross will step down from his position as Chief Executive Officer, effective December 31, 2022 (the “Transition Date”) and assume a new role as Executive Chairman of the Company’s Board of Directors on January 1, 2023. The Company also announced that Stephanie L. Ferris, currently the Company’s President, has been appointed to the Company’s Board of Directors, effective October 18, 2022 and Stephanie Ferris will assume the role of President and Chief Executive Officer, effective January 1, 2023.

In connection with the foregoing, on October 18, 2022, Gary Norcross and the Company entered into an amended and restated employment agreement (the “Executive Chairman Agreement”), which provides for a one-year term, an annual base salary of $800,000 and a target annual bonus of 150% of the annual base salary. Mr. Norcross will continue to be eligible to participate in the Company’s health and welfare benefits and retirement savings plans provided to executives, and will also be eligible for a restricted stock unit grant with a grant date fair value of $10,000,000 to be granted on or prior to December 31, 2022, vesting in full on December 31, 2023, subject to continued service through the vesting date. Under the Executive Chairman Agreement, following the one-year term or upon an earlier termination of his employment by the Company for any reason other than “cause,” by Mr. Norcross for “good reason,” or by reason of his death or disability, Mr. Norcross will be entitled to severance benefits generally consisting of (i) a lump sum amount representing 300% of the sum of Mr. Norcross’s annual base salary in effect immediately prior to the Transition Date and the target annual bonus in effect immediately prior to the Transition Date); (ii) any earned but unpaid annual bonus payments relating to the prior calendar year; (iii) contingent upon the Company’s achievement of the financial targets set by the Compensation Committee under the Company’s Annual Bonus Plan, a prorated annual bonus based upon the actual annual bonus that would have been earned by him for the year in which the termination date occurs; (iv) a lump sum amount representing the sum of 36 months’ medical and dental COBRA premiums based on the level of coverage in effect on the termination date and 36 months’ life insurance premiums based on the monthly premiums that would be due assuming conversion of the Company’s life insurance coverage in effect on the date of the notice of termination into an individual policy; (v) subject to his payment of full monthly premiums for COBRA coverage, continued medical and dental coverage on the same basis as provided to the active executives and their dependents until the earlier of 36 months after the date of termination and the date he becomes eligible for medical and dental coverage with a subsequent employer; and (vi) immediate vesting of all outstanding and unvested equity-based awards (except that performance stock units will be treated in accordance with the applicable award agreements). The Company’s obligation to provide the benefits under the Executive Chairman Agreement is contingent on Mr. Norcross’s execution and non-revocation of the Company’s standard form of a general release of claims against the Company within 60 days of the termination date.

On October 18, 2022, Stephanie Ferris and the Company entered into an amended and restated employment agreement (the “CEO Agreement”), which provides for a three-year term commencing on January 1, 2023 (automatically renewing for an additional one-year term on January 1, 2025 and for an additional year on each anniversary thereafter, unless either party gives a notice of non-extension), an annual base salary of $1,000,000 and a target annual bonus of 200% of the annual base salary. Ms. Ferris will continue to be eligible to participate in the Company’s health and welfare benefits and retirement savings plans provided to executives, and will also be eligible for a restricted stock unit grant with a grant date fair value of $12,000,000 to be granted during the first quarter of 2023, with 65% of the award subject to performance-based vesting conditions and 35% of the award subject to time-based vesting conditions. For annual grants beginning in 2024 and during the employment term, if made to executive officers of the Company in the ordinary course of business, subject to the Compensation Committee’s approval, Ms. Ferris will be granted an annual equity grant with a target grant date value of not less than approximately $12,000,000 at the time such grants are made to other executive officers of the Company.

Pursuant to the CEO Agreement, in the event that Ms. Ferris is terminated by the Company for any reason other than for “cause” or her death or disability or by the executive for “good reason,” Ms. Ferris will be entitled to severance benefits generally consisting of (i) a lump sum amount representing 200% of the sum of Ms. Ferris’s annual base salary in effect immediately prior to the termination date and the target annual bonus in the year of termination; provided, that, if such termination occurs upon or during the 90-day period preceding or the two-year period following a change in control of the Company, the cash severance multiple will be 300%; (ii) any earned but unpaid annual bonus payments relating to the prior calendar year; (iii) contingent upon the Company’s achievement of the financial targets set by the Compensation Committee under the Company’s Annual Bonus Plan, a prorated annual bonus based upon the actual annual bonus that would have been earned by her for the year in which the termination date occurs; (iv) a lump sum amount representing the sum of 24 months’ medical and dental COBRA premiums based on the level of coverage in effect on the termination date; (v) subject to her payment of full monthly premiums for COBRA coverage, continued medical and dental coverage on the same basis as provided to the active executives and their dependents until the earlier of 18 months after the date of termination (or such later date that Ms. Ferris remains eligible for COBRA or similar coverage pursuant to applicable state law)and the date she becomes eligible for medical and dental coverage with a subsequent employer; and (vi) (A) solely with respect to equity awards granted prior to the end of calendar year 2025, continued vesting of outstanding and unvested equity-based awards on the dates specified in the applicable award agreements (except that any awards subject to performance criteria will only vest based on the satisfaction of such performance criteria in accordance with the applicable award agreements) and (B) with respect to equity awards granted after calendar year 2025, vesting solely to the extent provided in the applicable award agreements governing such unvested awards, which shall be no less favorable than those provided to executives of the Company generally. However, in the event of such termination upon or during the 90-day period preceding or the two-year period following a change in control of the Company, all outstanding and unvested equity-based award held by Ms. Ferris as of the termination date will become immediately and fully vested as of the later of the termination date or the date of the change in control of the Company (and in the case of performance stock units for which the performance period has not yet completed vesting shall be at not less than 100% of target). In addition, under the CEO Agreement, in the event that the Company gives Ms. Ferris a notice of its intention not to extend the employment term beyond the initial three-year term (or any extended employment term following the initial three-year term), Ms.Ferris may elect to terminate her employment at any time following the four-month anniversary of the date of such notice (or such earlier date mutually agreed between the Company and Ms. Ferris), and Ms. Ferris will be entitled to receive the same benefits described above as if such termination were a termination by the Company other than for “cause.” The Company’s obligation to provide the benefits under the CEO Agreement is contingent on Ms. Ferris’s execution and non-revocation of the Company’s standard form of a general release of claims against the Company within 60 days of the termination date.

The foregoing description of the Executive Chairman Agreement and the CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Chairman Agreement and the CEO Agreement.

A copy of the press release announcing Mr. Norcross’s and Ms. Ferris’s transition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated October 18, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: October 18, 2022	By:	/s/ Chip Keller
		Name:	Chip Keller
		Title:	Senior Vice President, Senior Deputy General Counsel and Corporate Secretary